EXHIBIT 10.1


                               AMENDMENT NUMBER 1
                                     TO THE
                        OCCIDENTAL PETROLEUM CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1999)

The Occidental Petroleum Corporation Supplemental Retirement Plan ("Plan"), as amended and restated effective January 1, 1999, is hereby amended as of March 1, 2002 (unless a different effective date is specified), as follows:

  1. Section 1.1, relating to "Establishment and Purpose" is amended by adding the following paragraph immediately after the existing last paragraph:

        It is the purpose of this Plan to provide eligible employees with benefits that will compensate them for maximums imposed by law upon contributions to qualified plans.

  2. Section 1.2, relating to the applicability of the Plan, is amended by adding the following sentence to the end of the section effective as of February 28, 2002:

        Effective with the merger of the OxyVinyls, LP Retirement Plan into the Occidental Petroleum Corporation Retirement Plan and the merger of the Oxy Vinyls, LP Savings Plan into the Occidental Petroleum Corporation Savings Plan as of February 28, 2002, the Oxy Vinlys, LP Supplemental Retirement Plan is merged into this Plan.

  3. Section 2.1(b), relating to the definition of "Affiliate", is amended in its entirety to read as follows:

      (c)  "AFFILIATE" means:

           (1) Any corporation or other business organization while it is controlled by or under common control with the Company within the meaning of Code sections 414 and 1563, or

           (2) Any member of an affiliated service group (within the meaning of Code section 414(m) of which the Company or any Affiliate is a member;

           (3) Any entity which, pursuant to Code section 414(o) and related Treasury regulations, must be aggregated with the Company or any Affiliate for plan qualification purposes; and

           (4) Any corporation, trade or business which is more than 50 percent owned, directly or indirectly, by the Company and which is designated by the Board


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                or, if authorized by the Board, the Administrative Committee as an Affiliate.

  4. Section 2.1(c), relating to the definition of "Beneficiary", is amended by adding the following paragraph thereto:

           Notwithstanding the foregoing, where an Employee becomes a Participant through merger another plan into this Plan, "Beneficiary" means the person or persons so designated under such other plan until a new Beneficiary designation is effected under the Retirement Plan or Appendix A, as applicable, by such Employee.

  5. A new section 2.1(h), relating to the definition of Controlled Group, is added to read as follows:

      (h) "CONTROLLED GROUP" means each Employer and all entities that must be aggregated with that Employer pursuant to Code sections 414(b), (c),
           (m), or (o).

  6. Sections 2.1(h) through 2.1(p) shall be renumbered as Section 2.1(i) to Section (q), respectively.

  7. Existing Section 2.1(i), relating to the definition of Employee, is amended in its entirety to read as follows:

      (i) "EMPLOYEE" means any person employed by the Employer or, where the context requires, a member of the relevant Controlled Group.

  8. Existing Section 2.1(j), relating to the definition of "Employer", is amended in its entirety to read as follows:

      (j) "EMPLOYER" means the Company and any Affiliate which is designated by the Board or the Administrative Committee and which adopts the Plan.

           The Board or, if authorized by the Board, the Administrative Committee may designate any Affiliate as an Employer under this Plan. The Affiliate shall become an Employer and a party to this Plan upon acceptance of such designation effective as of the date specified by the Board or Administrative Committee.

           By accepting such designation or continuing as a party to the Plan and Trust, each Employer acknowledges that:

           (a) It is bound by such terms and conditions relating to the Plan as the Company or the Administrative Committee may reasonably require;


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           (b)  It hereby acknowledges the authority of the Company and the
                Administrative Committee to review the Affiliate's compliance procedures and to require changes in such procedures to protect the Plan;

           (c) It has authorized the Company and the Administrative Committee to act on its behalf with respect to Employer matters pertaining to the Plan;

           (d) It will cooperate fully with the Plan officials and their agents by providing such information and taking such other actions, as they deem appropriate for the efficient administration of the Plan; and

           (e) Its status as an Employer under the Plan is expressly conditioned on its being and continuing to be an Affiliate of the Company.

           Subject to the concurrence of the Board or Administrative Committee, any Affiliate may withdraw from the Plan, and end its status as an Employer hereunder, by communicating to the Administrative Committee its desire to withdraw. Upon withdrawal, which shall be effective as of the date agreed to by Board or Administrative Committee, as the case may be, and the Affiliate, the Plan shall be considered frozen as to Employees of such Affiliate.

  9. Existing Section 2.1(k), relating to the definition of "Long-Term Disability Plan", is amended in its entirety to read as follows:

        (k) "LONG-TERM DISABILITY PLAN" means the Occidental Petroleum Corporation Long-Term Disability Plan or, effective March 1, 2002, as appropriate to the Participant or context, the Oxy Vinyls, LP Long-Term Disability Plan.

 10. Existing Section 2.1(n), relating to the definition of "Retirement Plan", is amended in its entirety to read as follows:

        (n) "RETIREMENT PLAN" means the Occidental Petroleum Corporation Retirement Plan or, as appropriate to the Participant or context, the Oxy Vinyls, LP Retirement Plan before it was merged into the Occidental Petroleum Corporation Retirement Plan.

 11. Existing Section 2.1(o), relating to the definition of "Savings Plan", is amended in its entirety to read as follows:

        (o) "SAVINGS PLAN" means the Occidental Petroleum Corporation Savings Plan or, where appropriate to the Participant or context, includes the Oxy Vinyls, LP Savings Plan before it was merged into the Occidental Petroleum Corporation Savings Plan.


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 12.  Section 3.2, relating to "Participation after 1998" is amended by adding the following paragraph immediately after the existing last paragraph:

        Due to the merger of the OxyVinyls, LP Supplemental Retirement Plan on February 28, 2002 into the Plan, all Participants in the OxyVinyls, LP Supplemental Retirement Plan on that date became Participants under this Plan effective as of March 1, 2002.

 13. Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

                               * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized officer this 2nd day of May, 2002.



                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By  /s/ Richard W. Hallock
                                          ------------------------------


                                        Its  Executive Vice President -
                                           -----------------------------
                                             Human Resources


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